SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 7, 2005

friendlyway Corporation
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada
(STATE OR OTHER JURISDICTION OF
INCORPORATION OR ORGANIZATION)

0-20317	88-0270266
COMMISSION FILE NUMBER	(I.R.S. EMPLOYER IDENTIFICATION NUMBER)

1255 Battery Street, Suite 200, San Francisco, California	94111
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

ISSUER’S TELEPHONE NUMBER: (415) 288-3333

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

BIOFARM, INC.

Item 1.01 Entry into a Material Definitive Agreement.

On July 7, 2005, Registrant borrowed $100,000 from friendlyway AG, a German corporation, and executed and delivered an Unsecured Promissory Note (the “July 7 Note”) in that principal amount to friendlyway AG. friendlyway AG beneficially owns approximately 29.6% of Registrant’s outstanding common stock and was one of the selling stockholders of the shares of friendlyway, Inc. to Registrant in the share exchange transaction that closed on December 10, 2004 and is described in Registrant’s Annual Report Form 10-KSB for the year ended October 31, 2004.

The July 7 Note bears interest at the compounded interest rate of 6 percent per annum, is payable in equal quarterly installments of principal and accrued interest beginning on the last day of the first calendar quarter immediately following July 7, 2006 and on the last day of each calendar quarter thereafter, with the final payment due on or before March 31, 2008.

On July 15, 2005, Registrant borrowed $100,000 from friendlyway AG, a German corporation, and executed and delivered an Unsecured Promissory Note (the “July 15 Note”) in that principal amount to friendlyway AG. friendlyway AG beneficially owns approximately 29.6% of Registrant’s outstanding common stock and was one of the selling stockholders of the shares of friendlyway, Inc. to Registrant in the share exchange transaction that closed on December 10, 2004 and is described in Registrant’s Annual Report Form 10-KSB for the year ended October 31, 2004.

The July 15 Note bears interest at the compounded interest rate of 6 percent per annum, is payable in equal quarterly installments of principal and accrued interest beginning on the last day of the first calendar quarter immediately following July 15, 2006 and on the last day of each calendar quarter thereafter, with the final payment due on or before March 31, 2008.

On July 26, 2005, Registrant borrowed $100,000 from friendlyway AG, a German corporation, and executed and delivered an Unsecured Promissory Note (the “July 26 Note”) in that principal amount to friendlyway AG. friendlyway AG beneficially owns approximately 29.6% of Registrant’s outstanding common stock and was one of the selling stockholders of the shares of friendlyway, Inc. to Registrant in the share exchange transaction that closed on December 10, 2004 and is described in Registrant’s Annual Report Form 10-KSB for the year ended October 31, 2004.

The July 26 Note bears interest at the compounded interest rate of 6 percent per annum, is payable in equal quarterly installments of principal and accrued interest beginning on the last day of the first calendar quarter immediately following July 26, 2006 and on the last day of each calendar quarter thereafter, with the final payment due on or before March 31, 2008.

On September 2, 2005, Registrant borrowed $200,000 from Friendlyway AG, a German Corporation, and executed and delivered an unsecured promissory note (the “September 2 Note”) in that principal amount to Friendlyway AG. Friendlyway AG owns approximately 29.6% of registrants outstanding common stock and was one of the selling stockholders of the shares of friendlyway AG to registrant in the share exchange transition that closed on December 10, 2004 and is described in registrant’s annual report form 10-ksb for the year ended October 31, 2004.

The September 2 Note bears interest at the compounded interest rate of 6 percent per annum, is payable in equal quarterly installments of principal and accrued interest, beginning on the last day of the first calendar quarter immediately following July 26, 2006 and on the last day of each calendar quarter thereafter, with the final payment due on or before March 31, 2008.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangements of a Registrant.

On July 7, 2005, Registrant became obligated on a direct financial obligation pursuant to the July 7 Note. The amount of the obligation, including the terms of payment and other material terms of the obligations, are described above under Item 1.01 Entry into a Material Definitive Agreement.

On July 15, 2005, Registrant became obligated on a direct financial obligation pursuant to the July 15 Note. The amount of the obligation, including the terms of payment and other material terms of the obligations, are described above under Item 1.01 Entry into a Material Definitive Agreement.

On July 26, 2005, Registrant became obligated on a direct financial obligation pursuant to the July 26 Note. The amount of the obligation, including the terms of payment and other material terms of the obligations, are described above under Item 1.01 Entry into a Material Definitive Agreement.

On September 2, 2005, Registrant became obligated on a direct financial obligation pursuant to the July 15 Note. The amount of the obligation, including the terms of payment and other material terms of the obligations are described above under Item 1.01 Entry into a Material Definitive Agreement.

Item 8.01 Other Events

On July 25, 2005, Dr. Michael Urban issued a letter to the Registrant’s shareholders introducing himself as the new Chairman of the Board and Chief Executive Officer. A copy of that stockholder letter is filed herewith as Exhibit 99.1. The exhibit is hereby incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits

(c)  The following items are filed as exhibits to this report:

99.1 Letter to Shareholders from Dr. Michael Urban, dated July 25, 2005, issued by friendlyway Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

friendlyway Corporation

Date: September 7, 2005	By:	/s/ Michael Urban

Dr. Michael Urban President/Chief Executive Officer